UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
_______________	_______________	_______________

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices) (Zip Code)
____________________

(913) 362-0510

(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Entry into Credit Agreement

On March 25, 2011, Layne Christensen Company (the "Company") entered into an unsecured Credit Agreement among the Company, as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A. ("JPMorgan"), as Administrative Agent, Bank of America, N.A., as Syndication Agent and PNC Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents (the " Credit Agreement").  The Credit Agreement provides for a total aggregate commitment of the lenders thereunder of $300 million, which includes a revolving credit facility (the "Revolving Credit Facility") and the issuance of up to $100 million in letters of credit (the "Letters of Credit"). Availability under the Revolving Credit Facility is reduced by outstanding letters of credit. As of March 25, 2011, $14,336,783 was borrowed under the Revolving Credit Facility and outstanding Letters of Credit were approximately $20,409,783.

The Company has the right to request the lenders to further increase their revolving commitments (i.e., raise the available credit) and/or fund one or more tranches of term loans up to an additional $75 million; provided that, among other things, no event of default under the Credit Agreement has occurred. The Company also has the right to terminate, in whole or in part, amounts committed by the lenders under the Credit Agreement in excess of any outstanding advances; however, any such terminated commitments may not be reinstated.

Advances under the Revolving Credit Facility are subject to certain conditions precedent, including the accuracy of certain representations and warranties and the absence of any default or event of default. Advances will be used to refinance the Existing Credit Agreement (as defined below) and for general corporate purposes.

The Credit Agreement is guaranteed by the Company's Material Domestic Subsidiaries (as defined in the Credit Agreement).

Pursuant to the Credit Agreement, the revolving loans will bear interest at either (i) the Alternate Base Rate plus the Applicable Rate (each as defined in the Credit Agreement) or (ii) the Adjusted LIBO Rate (as defined in the Credit Agreement) for the interest period in effect for such borrowing plus the Applicable Rate.  Swingline loans will bear interest at the Alternate Base Rate plus the Applicable Rate, or such other rate as mutually agreed upon by the swingline lender and the Company.  Any unpaid amounts on a payment made by an issuing bank pursuant to a Letter of Credit will bear interest at the Alternate Base Rate plus the Applicable Rate.

The Company is required to repay all unpaid principal amounts under the Revolving Credit Facility on March 25, 2016, unless prior to that date either: (i) the Company reduces to $0 the commitments of the lenders under the Credit Agreement or (ii) certain events of default occur.  The Credit Agreement allows for prepayment of any Borrowing (as defined in the Credit Agreement), in whole or in part, without penalty.

The Credit Agreement contains various restrictions and covenants applicable to the Company and, with certain exceptions, its subsidiaries. Among other requirements, the Company may not permit:

●
the ratio of (1) consolidated total funded indebtedness (as defined in the Credit Agreement) as of the end of each fiscal quarter to (2) consolidated EBITDA (as defined in the Credit Agreement) for the preceding four fiscal quarters to be greater than 3.0 to 1.0; or

●
the ratio of (1) consolidated EBITDA plus consolidated rental expense (as defined in the Credit Agreement) to (2) fixed charges (as defined in the Credit Agreement) for any period of four fiscal quarters to be less than 1.5 to 1.0.

In general, the Credit Agreement does not restrict the Company from incurring additional unsecured indebtedness so long as no default exists immediately before and after the incurrence of the indebtedness and the Company is in compliance with the above financial covenants on a pro forma basis immediately before and after the incurrence of the indebtedness.

Defaults under the Credit Agreement, which would permit the lenders to accelerate required payment and which would increase the Applicable Rate by 2% per annum, include the following:

●	non-payment of principal or interest, fees and other amounts under the Credit Agreement beyond any applicable grace period,

●	failure by the Company or any subsidiary to pay when due other debt or obligations under derivative contracts of $10 million or more (commonly referred to as "cross-default"),

●	one or more money judgments of $5 million or more not covered by insurance are not paid within a specified period, or action is taken by the judgment creditor to enforce the judgment,

●
acquisition by any person of beneficial ownership of more than 30% of the Company's common shares or a change of more than a majority of the Company's directors are not nominated by the board of directors or appointed by directors that were nominated by the board of directors (commonly referred to as a "change in control"),

●	breaches of representations or warranties in the Credit Agreement,

●
failure to comply with any of the negative covenants or the affirmative covenants relating to the giving of notice of material events, maintaining corporate existence, the use of proceeds and subsidiary guaranties,

●	failure to comply with any of the covenants under the Credit Agreement for a specified period after notice,

●	the occurrence of certain events under the Employee Retirement Income Security Act of 1974 (ERISA) that are reasonably expected to have a material adverse effect on the Company, and

●	specified events of bankruptcy or insolvency.

           The descriptions set forth above are qualified in their entirety by the Credit Agreement filed herewith as exhibit 10.1.

Amendment of Master Shelf Agreement

On March 25, 2011, the Company entered into Amendment No. 8 (the "Amendment") to the Master Shelf Agreement, originally dated as of July 31, 2003, as amended (the " Shelf Agreement") with the Noteholders thereunder.  The Amendment (i) releases the guaranty of the Company's obligations under the Shelf Agreement by the Company's foreign subsidiaries, (ii) changes the definition of "Bank Agreement" so that such term refers to the Credit Agreement, as described above, and (iii) changes the definition of "Sharing Agreement" so that such term refers to the Sharing Agreement entered into between JPMorgan, as Administrative Agent under the Credit Agreement, and the Noteholders under the Shelf Agreement.

The description set forth above is qualified in its entirety by the Amendment filed herewith as exhibit 10.2.

Item 1.02    Termination of a Material Definitive Agreement.

On March 25, 2011, the Company terminated the Amended and Restated Credit Agreement (the "Existing Credit Agreement"), dated as of September 28, 2005, by and among the Company, as Borrower, and Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Administrative Agent for itself and the existing lenders. The Company used a portion of the amounts borrowed under the Credit Agreement described in Item 1.01 above to repay in full the indebtedness of the Company under the Existing Credit Agreement other than letters of credit, which are now deemed to be Letters of Credit under the Credit Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures under Item 1.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

10.1
Credit Agreement, dated as of March 25, 2011, among Layne Christensen Company, as Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent and PNC Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents

	10.2	Letter Amendment No. 8 and Limited Consent to Master Shelf Agreement, dated March 25, 2011, among Layne Christensen Company and the Noteholders listed therein

*           *           *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: March 31, 2011	By	/s/ Jerry W. Fanska
Name: Jerry W. Fanska
Title: Senior Vice President—Finance

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